UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Martina McIsaac Elected to the Board

On January 1, 2026, Martina McIsaac’s previously announced appointment as the President and Chief Executive Officer of MSC Industrial Direct Co., Inc. (the “Company”) became effective. On December 31, 2025, the Board of Directors of the Company (the “Board”) elected Ms. McIsaac to serve as a director, effective on January 1, 2026, increasing the size of the Board from nine to ten members.

There is no arrangement or understanding between Ms. McIsaac and any other person pursuant to which she was appointed as a director. There are no transactions involving the Company and Ms. McIsaac that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Erik Gershwind Appointed as Vice Chair of the Board

Also on December 31, 2025, the Board appointed Erik Gershwind, a director and the Company’s former Chief Executive Officer, as Non-Executive Vice Chair of the Board, effective January 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	January 5, 2026	By:	/s/ NEAL DONGRE
		Name:	Neal Dongre
		Title:	Senior Vice President, General Counsel and Corporate Secretary
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